EXHIBIT 10.1

OPERATING AGREEMENT

OF

SBS FINANCIAL PRODUCTS COMPANY, LLC

          THIS OPERATING AGREEMENT (this “Agreement”) of SBS Financial Products Company, LLC, a Delaware limited liability company (the “Company”), dated effective as of April 19, 2005, is among Napoleon Brandford III, Suzanne F. Shank and Siebert Financial Corp., a corporation organized and existing under the laws of the State of New York (the “Initial Members”). Additional persons may be admitted as members of the Company upon satisfaction of the conditions set forth herein and upon execution and delivery to the Company of Supplemental Signature Pages in the form attached to this Agreement as Exhibit A, whereupon they shall become parties to this Agreement.  Each Person who is a party to this Agreement shall be called a “Member.”

          WHEREAS, the Persons signing this Agreement desire to establish their respective rights and obligations pursuant to the Delaware Limited Liability Company Act in connection with forming and operating the Company.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Persons signing this Agreement below agree as follows:

ARTICLE I
DEFINITIONS

          The following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided therein):

          1.1     “Act” shall mean the Delaware Limited Liability Company Act, as amended from time to time.

          1.2     “Agreement” shall mean this Operating Agreement, as amended from time to time.

          1.3     “Business Day” shall mean any day other than Saturday, Sunday or any legal holiday on which banks in New York, New York are closed.

          1.4     “Business Plan” shall mean the Business Plan dated as of March 29, 2005 and incorporated herein as if fully set forth herein, or any other business plan approved by the Members.

          1.5     “Capital Account” means the account established on the books and records of the Company for each Member.  Each Member’s Capital Account shall initially equal the value of the capital contribution to the Company made by the Member.  During the term of the Company, each Member’s Capital Account shall be (i) increased by the amount of (w) income and gain allocated to the Member and (x) any cash or property subsequently contributed by the Member to the Company, and (ii) decreased by the amount of (y) loss and deduction allocated to the Member and (z) all cash and property distributed to the Member, and shall otherwise be kept in accordance with applicable United States Treasury Regulations promulgated under Section 704(b) of the Code.

          1.6     “Certificate” shall mean the Certificate of Formation of the Company previously filed with the Secretary of State of the State of Delaware, as amended or restated from time to time.

          1.7     “Code” shall mean the Untied States Internal Revenue Code of 1986, as amended from time to time.

          1.8     “Company” shall mean the Delaware limited liability company governed by this Agreement.

          1.9     “Company Property” shall mean any Property owned by the Company.

          1.10   “Derivative Transaction” means the following: (i) interest rate swap transaction utilizing an ISDA Master Agreement, Schedule and, if applicable, Credit Support Annex customary in such transactions; (ii) basis swaps; (iii) forward interest rate transactions; (iv) bond options, (v) interest rate options, (vi) interest rate cap transactions, (vii) interest rate floor transactions, (viii) interest rate collar transactions or (iv) any other similar transaction or any combination of transactions.  Under no circumstances shall the Company write any uncovered options.

          1.11   “Dissolution Event” shall mean any of the events described in Section 13 as causing a dissolution of the Company.

          1.12    “Entity” shall mean any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or other association or any foreign trust or foreign business organization.

          1.13    “Fiscal Year” shall mean for financial reporting and for federal income tax purposes the calendar year.

          1.14   “Initial Members” shall have the meaning set forth in the first paragraph of this Agreement.

          1.15   “Interests” shall mean a Member’s equity interests in the Company together with the attending rights thereto.

          1.16   “Liquidation” shall mean the process of winding up the Company after its dissolution.

          1.17   “Majority of the Members” shall mean, at any time, the Member or Members (including any proxy holder acting on behalf of a Member) holding more than 50 percent of the

Interest held by Members then entitled to vote, consent to or otherwise decide any matter submitted to the Members.

          1.18    “Member” shall mean each Member named herein and any Person that may hereafter become a party to this Agreement, but only for so long as such Member is a Member under the terms of this Agreement.

          1.19    “Net Cash Flow” shall mean (i) all cash received by the Company from Company operations for a fiscal period, including, without limitation, income from invested reserves, but not including capital contributions by the Members; minus (ii) all cash disbursed in such period in the ordinary course of the business of the Company, including, without limitation, (a) all operating expenses of the Company, (b) debt service on debt obligations of the Company; (c) reserves required for regulatory purposes or pursuant to Derivative Transactions; (d) reserves for tax liabilities; and (e) reserves established by the Members.

          1.20    “Percentage Interest” shall mean the percentage interest for each Member set forth in Schedule 1 unless and until adjusted by agreement of the Members or, in respect of any Member, reduced or increased by reason of any Transfer permitted under this Agreement.

          1.21    “Person” shall mean any natural Person or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of each such Person where the context so permits.

          1.22    “Property” shall mean any property, real or personal, tangible or intangible, including cash and any legal or equitable interest in such property, but excluding services and promises to perform services in the future.

          1.23    “Transfer” shall mean with respect to any interest in the Company, as a noun, any voluntary or involuntary assignment, sale or other transfer or disposition of such Interest (which shall include, without limitation and notwithstanding any provision of the Act otherwise to the contrary, a pledge, or the granting of a security interest, lien or other encumbrance in or against, any Interest in the Company) and, as a verb, voluntarily or involuntarily to assign, sell or otherwise transfer or dispose of such Interest.

ARTICLE II
ORGANIZATION AND PURPOSES OF COMPANY

          2.1     Formation.  An authorized person formed the Company as a limited liability company by preparing, executing and filing with the Secretary of State of Delaware on January 14, 2005 a Certificate of Formation of the Company pursuant to Section 18-201 of the Act.

          2.2     Organization.  The Members hereby organize the Company and agree to conduct the Company’s business and affairs consistent with this Agreement, the Act and the Certificate.  The Members shall from time to time contribute such Property to the Company as is agreed upon by the Company and the Members.

          2.3     Powers and Purposes.  The Company shall have all powers provided for in the Act.  The Company’s sole business and purpose shall be to act as a derivative products company for the purpose of engaging in Derivative Transactions and to engage in any lawful activities related thereto and permitted to limited liability companies by the applicable laws and statutes for such entities of the State of Delaware.  The Company shall take all actions as may reasonably be required by law, from time to time, to carry out its purpose as stated in this Section 2.3.

          2.4     No Personal Liability.  The Company is a Delaware limited liability company and not a sole proprietorship, or a general or limited partnership.  No Member shall have personal liability for any Company operations, debts, obligations or liability merely as a result of being a Member.  The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Members for the liabilities of the Company.

          2.5     Principal Place of Business.  The principal place of business of the Company shall be 100 Wall Street, New York, New York  10005, or such other location as the Members may, from time to time, select, provided that no such changes of location shall be made without giving at least fifteen (15) days’ prior written notice thereof to the Members.

ARTICLE III
MANAGEMENT

          3.1     Management by Members.  The business and affairs of the Company shall be managed by the Members as provided in this Agreement and the Act.  Each Member will devote to the Company such time and attention as in the judgment of the Member is reasonably necessary to manage and operate the affairs of the Company.

          3.2     Compensation and Reimbursement.  Except as may otherwise be expressly authorized by the Members, the Members will not receive any management fee or other compensation or reimbursement from the Company for the management of the Company.

          3.3     Indemnification.  The Company shall indemnify the Members to the fullest extent provided or allowed by the laws of Delaware from and against all costs, losses, liabilities, damages, claims and expenses (including, without limitation, attorneys’ fees and costs as incurred on trial and on appeal) incurred in their capacity as Members.  Such indemnity shall  cover claims arising from any Member’s actions or inactions taken or omitted in furtherance of the business or affairs of the Company, but shall not eliminate or limit a Member’s liability for:

                    (a)     Any act or omission involving gross negligence, intentional misconduct or a knowing violation of law;

                    (b)     Any act or omission if the Member did not act in good faith or failed to act other than in good faith, or acted or failed to act in a manner the Member reasonably believed to be in or not opposed to the best interests of the Company;

                    (c)     Any unlawful distribution under the Act; or

                    (d)     Any transaction between the Company and a Member from which a Member derives a personal benefit if not expressly approved or ratified by the Members.

          3.4     Ministerial Acts by Members as Agents. The signature of any Member as authorized by the Members shall be sufficient to acquire and convey title to any Company Property or to execute any promissory note, security agreement, trust deed, mortgage or other instrument of hypothecation, or any other agreement, contract or document binding on the Company, and a copy of this Agreement and any authorizing resolution or consent under Section 3.4 may be shown to the appropriate parties in order to confirm the same.

          3.5     Authority of Members to Act.  Except as authority may be delegated from time to time as set forth in a written consent, all actions of the Company shall require the approval of the Members, by unanimous vote or as otherwise provided herein.  The Members may from time to time by resolution appoint officers of the Company and/or its divisions and define their duties, which duties may be modified from time to time by further resolution of the Members.

          3.6     Title to Company Property.  All Property owned by the Company shall be owned by the Company as an Entity and, insofar as permitted by applicable law, no Member shall have any ownership interest in any Company Property in its individual name or right and each membership or other ownership interest in the Company shall be personal property for all purposes.

          3.7     Separateness Provisions.  The Company shall:

                    (a)     maintain books and records and bank accounts separate from those of any other Person or Entity;

                    (b)     maintain its assets and liabilities in its own name and in such a manner that it is not costly or difficult to segregate, identify or ascertain such assets and liabilities;

                    (c)     hold itself out to creditors and the public as a legal entity separate and distinct from any other Entity;

                    (d)     hold regular Member meetings, as appropriate, to conduct the business of the Company, and observe all other legal formalities;

                    (e)     prepare separate tax returns and financial statements and not permit its assets or liabilities to be listed as assets or liabilities on the financial statements of any other Entity, or if part of a consolidated group, then it will be shown as a separate member of such group;

                    (f)     allocate and charge fairly and reasonably the cost of any common employee or overhead shared with an affiliate by entering into a Services Agreement with such affiliate, such Services Agreement to be approved by the Members;

                    (g)     transact all business with affiliates on an arm’s-length basis and pursuant to enforceable agreements, the terms of which are intrinsically fair, commercially reasonable and are no less favorable than would be obtained in a comparable transaction with an unrelated third party;

                    (h)     conduct business in its own name, and use separate stationery, invoices and checks;

                    (i)     not commingle its assets or funds with those of any other Person or Entity;

                    (j)     not assume, guaranty or pay the debts or obligations of any other Person or Entity or hold out its credit as being available to satisfy the obligations of others;

                    (k)    neither make any loans or advances to any Person or Entity nor hold evidence of indebtedness issued by any Person or Entity;

                    (l)     timely pay all of its tax obligations;

                    (m)   pay its own liabilities only out of its own funds;

                    (n)    not pledge its assets for the benefit of any other Person or Entity;

                    (o)    pay the salaries of its own employees, if any, and maintain a sufficient number of employees in light of its contemplated business operations;

                    (p)     correct any known misunderstanding regarding its separate identity;

                    (q)     not acquire any securities or obligations of its officers, directors, managers, members or any affiliate;

                    (r)     cause the Members and other representatives of the Company to act at all times with respect to the Company consistent and in furtherance of the foregoing and in the best interests of the Company while simultaneously considering the interests of its creditors;

                    (s)     maintain adequate capital in light of the Company’s contemplated business purpose, transactions and liabilities;

                    (t)     remain solvent and pay all of its debts and liabilities from its assets as they become due; and

                    (u)     not identify any of its Members or any affiliate thereof or any affiliate of the Company as a division or part of the Company, and will not identify itself as a division or part of any other Entity.

ARTICLE IV
MEMBERS

          4.1     Names and Addresses.  The names and addresses of the Members are as set forth in Schedule 1 to this Agreement.

          4.2     Initial Contributions.  Each of the Members has agreed to make a contribution to the Company in the amount set forth opposite such Member’s name on Schedule 1 hereto in exchange for the Percentage Interest also set forth opposite such Member’s name on Schedule 1 hereto.

          4.3     Additional Contributions.  Except as provided in the Act or as authorized pursuant to Section 5.3 hereof, no Member will be required to make any additional capital contributions or restore any deficit to its Capital Account.

          4.4     Withdrawal of Capital.  Except as specifically provided in this Agreement, no Member will be entitled to withdraw all or any part of such Person’s Capital Account from the Company prior to the Company’s dissolution and Liquidation or to demand a distribution of property or money.

          4.5     No Interest on Capital.  No Member will be entitled to receive interest on such Person’s Capital Account or any capital contribution.

          4.6     Admission of Member.  With the unanimous approval of the Members, the Company may permit additional Persons to contribute capital and become Members of the Company; provided, that any such Person shall first execute and deliver a Supplemental Signature Page in the form of Exhibit A agreeing to be bound by all the terms and conditions of this Agreement.  Upon the making of the capital contribution, and the execution and delivery of the Supplemental Signature Page, a Capital Account shall be established and such Person shall become a Member of the Company with all of the rights and obligations provided for by this Agreement.  Schedule 1 of this Agreement will be amended accordingly.

          4.7     Resignation of Member.  No Member may be permitted to resign without the consent of the Members.  However, effective as of the end of each of the 2006 and 2007 Fiscal Years of SBSFPC, Siebert Financial Corp. may resign without the consent of the other Members by giving no less than thirty (30) days’ prior written notice to the other Members and the other Members shall purchase the Interest of Siebert Financial Corp. on the terms set forth below; provided, however, that no such resignation shall be permitted if SBSFPC is Insolvent (as defined below).

                    (a)     SBSFPC shall be “Insolvent” if SBSFPC:

                              (i)     becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

                              (ii)    makes a general assignment, arrangement or composition with or for the benefit of its creditors;

                              (iii)    institutes or has instituted against it a proceeding seeking a judgment or insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation;

                              (iv)    is the subject of a unanimous resolution of its members authorizing (A) its dissolution or the determination of any plan for winding up the business and affairs of the SBSFPC or liquidating the assets of SBSFPC after dissolution, or (B) the filing by SBSFPC of a petition in bankruptcy or the taking of any other action by SBSFPC in relief from creditors or under any bankruptcy or insolvency law; or

                              (v)    is in continuing default under a swap agreement as a result of which the non-defaulting party to the swap agreement has the ability to accelerate SBSFPC’s obligations under the swap agreement.

                    (b)     Any such resignation shall be effective at the close of business on December 31 of the Fiscal Year in which such notice is given.

                    (c)     In the event of such resignation, the other Members shall purchase the Interest of Siebert Financial Corp. for a purchase price equal to Siebert’s Capital Account balance at the close of business on the December 31 on which such resignation is effective (the “Purchase Price”).

                    (d)     Ten per cent (10%) of the Purchase Price shall be payable by the other Members on the December 31 on which the resignation is effective, and ninety percent (90%) of the Purchase Price shall be payable by the other Members, without interest, within ninety (90) days of the December 31 on which the resignation is effective.  If any portion of the Purchase Price is not paid when due, the unpaid portion shall bear interest at 10% per year and be payable by the defaulting Member to Siebert Financial Corp. upon demand.

                    (e)     The other Members shall pay the Purchase Price in proportion to their Interests, or as they otherwise may agree, and their Capital Accounts shall be adjusted accordingly.

          4.8     Outside Business Ventures.  Any Member may engage in or possess an interest in other business ventures of any nature or description, independently or with others, except business ventures which are competitive with the business of the Company or which detract from such Member’s handling of the Company’s business. The Company and the Members shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture shall not, by itself, be deemed wrongful or improper.

          4.9     Representation and Warranties.  Each Member hereby represents and warrants to the Company and each other Member that: (a) if that Member is an Entity, it is duly organized, validly existing, and in good standing under the law of its state of organization and that its has full organizational power to execute and agree to this Agreement and to perform its obligations hereunder, (b) the Member is acquiring its ownership interest in the Company for the Member’s own account as an investment and not for distribution, and (c) the Member has such knowledge and sophistication in financial affairs that it is able to assess the risks of investing in the Company.

ARTICLE V
VOTING RIGHTS; MEETINGS OF MEMBERS

          5.1      Voting Rights. Each Member entitled to vote may exercise by vote or consent that number of votes equal to his, her or its Percentage Interest multiplied by 100.

          5.2     Approval of Members. With respect to any action or transaction that requires the approval, consent, ratification or authorization of the Members under the Act or this

Agreement, the Members shall first use their reasonable best efforts to reach consensus approval of such action or transaction, but such action or transaction (other than actions and transactions described in Section 5.3) ultimately may be authorized upon the affirmative vote of a Majority of the Members unless the Act or this Agreement expressly imposes a higher standard for approval by the Members, in which case the specified approval of the Members shall be required for such action or transaction.

          5.3     Matters Requiring Unanimous Approval.  Notwithstanding anything in this Agreement to the contrary, the following Company actions require the unanimous approval of the Members:

          Members

                    (a)     the admission of a new Member;

                    (b)     permitting a Transfer of an Interest other than to a Member;

                    (c)     requiring a Member to contribute any additional amount to the Company or loan funds to the Company;

                    (d)     permitting a Member to withdraw any part of its Capital Account or receive any distribution of capital;

                    (e)     adjusting the Percentage Interest of any Member (except a proportional adjustment due to a Transfer) or the right of any Member to receive a distribution;

                    (f)     designating any committee of Members, and the members of such committee;

                    (g)     distributions to Members other than annual distributions of Net Cash Flow and determination of the amount of reserves in calculating the annual distribution of Net Cash Flow;

                    (h)     compensation, whether in the form of salary, bonus or otherwise, of Members and officers of the Company;

                    (i)     election of officers of the Company;

          Company Transactions

                    (j)     the sale, lease, exchange or transfer of all or substantially all of the assets of the Company;

                    (k)     the merger or consolidation of the Company with or into any other Person;

                    (l)     the borrowing of any money or the incurrence of any Company debt other than trade payables;

                    (m)    the making of any capital expenditure or the purchase of any capital asset (except in accordance with the Business Plan);

                    (n)     the mortgage, assignment, pledge or hypothecation of, or grant of a lien on or security interest in, any of the Company’s property and assets;

                    (o)     the entering into of any services agreement with an affiliate of the Company;

                    (p)     the delegation to a Member or officer of the Company of the authority to take any action on behalf of the Company that is subject to this Section 5.3.

                    (q)     any transaction involving the Company and a Member who will benefit from the transaction;

                    (r)     the dissolution of the Company or the determination of any plan for winding up the business and affairs of the Company or liquidating the assets of the Company after dissolution;

                    (s)     the filing by the Company of a petition in bankruptcy or the taking of any other action by the Company in relief from creditors or under any bankruptcy or insolvency law.

          Company Business

                    (t)     the conversion of the Company into another form of business entity.

                    (u)     the acquisition or operation of any business other than entering into Derivative Transactions;

                    (v)     the entry of the Company into any other material transactions or Company participation in other activities not in the ordinary course of the Company’s business;

                    (w)     the approval of an annual budget and Business Plan of the Company for Fiscal Year 2006 and thereafter, and any material deviation from any Business Plan;

          Derivatives Transactions

                    (x)     entering into of any Derivative Transaction;

                    (y)     entering into agreements with the back-end providers and transaction transfer agreements, each as contemplated by the Business Plan.

                    (z)     any modification of the “Transaction Approval Process for Company” set forth in Article VII hereof;

                    (aa)   establishment of written supervisory and compliance procedures for the Company with respect to Derivative Transactions and any amendments or changes thereto;

          Miscellaneous

                    (bb)   appointment or removal of the Tax Matters Representative (as that term is defined in Section 15.4 of this Agreement); and

                    (cc)    amendment of this Agreement or the Certificate.

          5.4     Meetings and Written Consents of Members.  The following rules shall govern meetings and action by written consent of the Members:

                    (a)     A meeting of the Members shall be held annually for the transaction of such business as may properly come before the Members at such meeting.  The annual meeting of the Members shall be held on the third Tuesday in March or at such other time as shall be determined by the vote or written consent of a Majority of the Members, except that no annual meeting need be held if all actions required by this Agreement to be taken at an annual meeting of Members are taken by written consent in lieu of a meeting pursuant to Section 5.4(i).

                    (b)     Any Member may call a meeting of the Members upon at least 10 Business Days’ prior notice to all Members stating the time, place and, briefly, the purpose of the meeting.  The place specified in any such notice shall be any place designated by the Members as the location for meetings of the Members or, if no such designation has been made, the principal executive office of the Company.  The attendance of a Member at a meeting shall constitute a waiver of objection to lack of notice or defective notice of the meeting, unless the Member objects at the beginning of the meeting to holding the meeting or transacting business at the meeting.

                    (c)     At each meeting of the Members, except as otherwise required by the Act, a Majority of the Members, represented in person or by proxy, shall constitute a quorum for the transaction of business.  In the absence of a quorum at any meeting of Members, Members holding a majority of the votes so represented may adjourn the meeting for a period not to exceed ten (10) days without further notice.  If the adjournment is for more than ten (10) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at such meeting.  At a rescheduled meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.  The Members present at a meeting at which a quorum initially is present may continue to transact business until adjournment, notwithstanding the withdrawal during the meeting of a Person or Persons holding votes whose absence results in less than a quorum being present.

                    (d)     A waiver of notice by a Member, given either before or after a meeting, shall be equivalent to the giving of notice of the meeting to such Member.

                    (e)     Any Member that has an interest in the outcome of a matter submitted to the Members for a vote may vote and have such vote counted upon such matter.

                    (f)     A Member may by a written proxy signed by the Member or by a duly authorized attorney-in-fact authorize any Person to act for such Member with respect to any matter in which the Member is entitled to participate, whether the same be waiving notice of any meeting, voting, participating at a meeting or executing any written consent.  Any such proxy shall be filed with the Company before or at the time of the meeting.  No proxy shall be valid after the expiration of 12 months from the date thereof unless otherwise provided in the proxy.  The appearance of a Member in Person at a meeting shall void any outstanding proxy for so long as such Member is in attendance.

                    (g)     The record date for purposes of determining the Members entitled to notice of, or to vote at, a meeting shall be the Business Day prior to the date on which notice of the meeting is mailed or otherwise delivered.  The record date for determining Members entitled to take action without a meeting shall be the date the first Member (or proxy holder) signs the written consent.

                    (h)     Members may participate in or conduct meetings through telephonic or other means of communication by which all Members participating may simultaneously communicate with each other.  Participation in a meeting by any such means shall constitute presence in Person at such meeting.

                    (i)     Members may take any action without a meeting by a written consent describing the action taken and signed by such Members (or proxy holders) then entitled to vote as are sufficient to approve such action.  Any such consent shall be delivered to the Company for inclusion in the Company records. Action by written consent shall be effective when the necessary Members (or proxy holders) have signed the consent, unless the consent specifies a different effective date.

ARTICLE VI
OFFICERS

          6.1     Chairperson and Vice Chairperson.

                    (a)     The Chairperson shall be the Chairperson of Members and the Chairperson shall preside at all meetings of the Members and shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Members.  At each annual meeting of the Members at which a quorum is present, the Member receiving the greatest number of votes shall be Chairperson until his or her successor is elected at the next annual Members meeting or until his or her resignation or removal in accordance with Section 6.3 hereof in which event his replacement shall become Chairperson for the remainder of his or her term.  Suzanne Shank initially shall serve as the Chairperson.

                    (b)     In the absence of the Chairperson, the Vice Chairperson shall be the Vice Chairperson of the Members and shall preside at all meetings of the Members.  The Vice Chairperson shall perform such other duties and exercise such other powers as may from time to time be prescribed by Members.  At each annual meeting of the Members at which a quorum is present, the Member receiving the greatest number of votes shall be Vice Chairperson until his or her successor is elected at the next annual Members meeting or until his or her resignation or removal in accordance with Section 6.3 hereof in which event his or her replacement shall become Vice Chairperson for the remainder of his or her term.  Napoleon Brandford initially shall serve as the Vice-Chairperson.

          6.2     Election, Appointment and Term of Office.

                    (a)     The officers of the Company shall be a President, Treasurer and Secretary who shall be chosen by and hold office at the pleasure of the Members.  Each officer shall hold office until the next annual meeting of the Members and until his or her successor is appointed or until his or her earlier death, or his or her earlier resignation or removal in the manner hereinafter provided.

                              (i)     The Initial officers shall be:

                                       A.     John Carter, President

                                       B.     Suzanne Shank, Treasurer

                                       C.     Catherine Corrigan, Secretary

                    (b)     The Members may appoint such other officers as they deem necessary, including one or more Vice Presidents, Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries.  Each such officer shall have such authority and shall perform such duties as may be provided herein or as the Members may prescribe.

                    (c)     If additional officers are elected or appointed during the year, each of them shall hold office until the next annual meeting of the Members and until his or her successor is appointed or until his or her earlier death, resignation or removal.

          6.3     Resignation, Removal and Vacancies.

                    (a)     Any officer may resign at any time by giving written notice to the Chairperson, the President or the Secretary of the Company, and such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, when accepted by action of the Members.  Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

                    (b)     All officers and agents elected or appointed by the Members shall be subject to removal at any time by the Members, with or without cause.

          6.4     Duties and Functions.

                    (a)     President.  The President shall be the chief executive officer of the Company and shall have the supervision and control over, and responsibility for, the day-to-day management of the operations of the Company, subject to the general policy directions of the Chairperson and the Members, and shall see that all orders and resolutions of the Members are carried out and put into effect.

                              (i)     The President shall be responsible for preparing an annual budget and business plan, and for submitting the annual budget and Business Plan to the Members for their approval, prior to the commencement of each Fiscal Year beginning with 2006.

                              (ii)     The President shall also be responsible for developing written supervisory and compliance procedures, which will be reasonably designed to prevent violation of applicable law and to ensure that the Company’s policies concerning Derivative Transactions are complied with, and which shall address:

A. Risk management and analysis (including derivative risk, credit risk and legal risk), risk allocation and bankruptcy remoteness procedures to be applicable to all Derivative Transactions;

B. Documentation to be provided to Transaction Approval Committee in seeking approval of Derivative Transactions;

C. Maintaining exemptions from Commodity Exchange Act and Commodity Futures Trading Commission regulation;

D. Training of all Company personnel as to the Company’s policies and procedures concerning Derivative Transactions;

E. The kinds and amount of insurance to be obtained in connection with Derivative Transactions and procuring and maintaining such insurance.

F. Risk disclosures to municipal issuers;

G. Policy and criteria for recommending swap advisors to municipal issuers;

H. Pricing guidelines for each Derivative Transaction, including pricing appropriateness;

I. Establishment of record retention requirements;

J. Hiring policy, including sharing employees of affiliated companies;

K. Disaster Recovery and Business Continuity Plans;

L. Use of credit and risk analyst in connection with each Derivative Transaction;

M. Policies on insider trading, front-running and anti-money laundering; and

N. Identifying the person or persons responsible for supervision and compliance;

                    (b)     Treasurer.  The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the

Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and Percentage Interests.  The Treasurer shall disburse the funds of the Company as may be ordered by the Chairperson, the Members or the President, taking proper vouchers for such disbursements and shall render to the Chairperson, the Members and the President, whenever they shall so request, an account of all of his or her transactions as Treasurer and of the financial condition of the Company.  The Treasurer shall be responsible for assisting the President in the preparation of an annual budget and Business Plan prior to the commencement of each Fiscal Year beginning with 2006.

                    (c)     Secretary.  The Secretary shall give or cause to be given notice of all meetings of the Members and the Members and keep the records of all meetings of the Members and the Members.  The Secretary shall be custodian of all contracts, deeds, documents and all other indicia of title to properties owned by the Company and of its other records and in general shall have all powers incident to the office of Secretary and perform such duties as may be prescribed by the Members or the President, under whose supervision he or she shall be.

          6.5     Committees of Members. The Members may authorize one or more committees, each committee to consist of one or more of the Members of the Company and may also include non-Members.

          6.6     Powers and Duties of Committees.  Any committee, to the extent provided in the resolution or resolutions creating such committee, shall have and may exercise the powers of the Members in the management of the business and affairs of the Company and may authorize the seal of the Company to be affixed to all papers which may require it.

ARTICLE VII
TRANSACTION APPROVAL PROCESS FOR COMPANY

          7.1     Transaction Approval Committee. The Members shall appoint the Transaction Approval Committee.  This Transaction Approval Committee will be comprised of the Members and any other individuals appointed by the Members.  The Transaction Approval Committee must approve, by unanimous vote and recommendation to the Members, each Derivative Transaction to be entered into by the Company.  Each Derivative Transaction approved by the Transaction Approval Committee shall be submitted to the Members for their approval by unanimous vote, as required by Section 5.3 hereof.  The Company may not enter into any Derivatives Transaction absent the review and approval of the Transaction Approval Committee.

                    (a)     The initial members of the Transaction Approval shall be:

                              (i)     Nick Dermigny

                              (ii)    Jeanne Rosendale

                              (iii)   Joseph Ramos (Alternate member in the absence of either Nick Dermigny or Jeanne Rosendale)

                              (iv)   John Carter

                              (v)     David Thomson

                              (vi)    Catherine Corrigan

                              (vii)   Peter Wong (Alternate member in the absence of either Catherine Corrigan or David Thomson)

                              (viii)  Suzanne Shank (Alternate member in the absence of either Catherine Corrigan or David Thomson)

          7.2     Approved Swap Counterparties. Unless otherwise approved by the Members, the back-end provider in each Derivatives Transaction must be a major financial entity with an initial minimum credit rating of AA3 (Moody’s) or A + (Standard &Poor’s).

          7.3     Risk Allocation Requirements.  As set forth in Sections 7.1 through 7.4 of the Business Plan, for each Derivative Transaction entered into by the Company,

                    (a)     the Back-End Provider will assume the risk of a municipality’s (i) credit downgrading, resulting in its falling below investment grade, (ii) default and (iii) bankruptcy provided, however, that in the case of a municipality’s default, the Company may assume liability for amounts up to future amounts payable to the Company under the Back-End Transactions after the initial payment to the Company is made;

                    (b)     a Transaction Transfer Agreement will be entered into substituting the Back-end Provider for the Company in the event of a Company default;

                    (c)     in order to hedge against the risks of any downgrade of the Back-end Provider’s credit rating or default by the Back-end Provider:

                             (i)     appropriate requirements to post additional collateral will be imposed upon the Back-End Provider; and

                             (ii)     the Company will seek to have the municipality agree that it will bear the credit risk, without recourse to the Company, in the event of the credit downgrade or credit default of the Back-end Provider; provided, however, that the Company may agree to indemnify municipalities for such losses after exhausting its remedies against the Back-end Provider; and

                    (d)     the Company shall seek diversification by seeking to use multiple Back-end Providers.

ARTICLE VIII
CONFLICTS OF INTEREST

          8.1     Benefits from Company Transactions. Unless approved by the Members, each Member shall account to the Company and hold as trustee for the Company any benefit or any profits derived by such Member from any transaction connected with the formation, conduct or winding up of the Company or from any use of Company Property by such Member, including, without limitation, any information developed for the Company or any opportunity offered to the Company.

          8.2     Loans and Other Transactions with Company.  The rights and obligations of a Member that lends money to or transacts business with the Company shall be the same as those of a Person that is not a Member, subject to applicable law.  No transaction with the Company shall be voidable solely because a Member has a direct or indirect interest in the transaction if the transaction is expressly permitted by this Agreement or is approved or ratified as provided in this Agreement or in the Act.

ARTICLE IX
DISTRIBUTIONS AND ALLOCATIONS

          9.1     Distributions.  Net Cash Flow if any, shall be distributed to the Members in accordance with their Percentage Interests.  Unless the Members unanimously agree otherwise, all Net Cash Flow of the Company shall be distributed by the Company at least annually.

          9.2     Tax Allocations.  Net profits and losses of the Company, and each item of Company income, gain, loss, deduction or credit (including items required to be separately stated pursuant to Section 703(a)(1) of the Code) shall be allocated among the Members in accordance with their Percentage Interests.  Allocations under this Section 9.2 shall be made pursuant to the principles of Sections 704(b) and 704(c) of the Code, and in conformity with Regulations Sections 1.704-1(b)(2)(iv)(f), 1.704-1(b)(4)(i) and 1.704-3(e), as applicable, or the successor provisions to such Section and Regulations.  Notwithstanding anything to the contrary in this Agreement, there shall be allocated to the Members such gains or income as shall be necessary to satisfy the “qualified income offset” requirement of Regulations Section 1.704-1(b)(2)(ii)(d).

          9.3     Change in Percentage Interest.  If there is a change in the Percentage Interest of any Member during any Fiscal Year, allocations of income, gain, loss, deduction or credit among the Members shall be made pro rata in accordance with the Percentage Interest held by each Member from time to time during such year in accordance with Section 706 of the Code using the closing-of-the-books method, except that depreciation, amortization and similar items shall be deemed to accrue ratably on a daily basis over the entire Fiscal Year if the corresponding asset is owned by the Company for the entire Fiscal Year, and over the portion of a year after such asset is acquired by the Company if such asset is acquired during the Fiscal Year.

ARTICLE X
ACCOUNTING PERIOD AND METHOD

          10.1     Accounting Period and Accounting Method.  The accounting period of the Company shall be the Fiscal Year.  For income tax and financial accounting purposes, the Company will use the accrual method of accounting.

ARTICLE XI
TRANSFER OF INTERESTS

          11.1     Conditions to Transfer.  No Transfer of an Interest (other than to a party to this Agreement) shall be permitted, and no purported Transfer shall be effective (i) unless approved by the unanimous consent of the Members and (ii) until the transferee has executed a Supplemental Signature Page in the form of Exhibit A agreeing to be bound by all terms and conditions of this Agreement.  All parties agree that upon execution and acceptance of such an agreement, the transferee shall have the rights and obligations of a Member under this Agreement.  No Transfer shall be permitted unless the Company is satisfied that such Transfer does not require registration under the Securities Act of 1933 or any state securities laws.

          11.2     Right of First Refusal.  In addition to the other limitations and restrictions set forth herein, no Member shall Transfer all or any portion of its Interests (the “Offered Interests”) to a Person who is not another Member, a wholly owned affiliate of another Member or a wholly owned Affiliate of the transferor and no consent to Transfer will be given, unless such Member (the “Seller”) first offers to sell the Offered Interests pursuant to the terms of this 11.2.

                       (a)     Limitation on Transfers.  No Transfer may be made under this 11.2 unless the Seller has received a bona fide written offer (the “Purchase Offer”) from a Person (the “Purchaser”) to purchase the Offered Interests for a purchase price (the “Offer Price”) denominated and payable in United States dollars at closing or according to specified terms, with or without interest, which offer shall be in writing signed by the Purchaser and shall be irrevocable for a period ending no sooner than the Business Day following the end of the Offer Period, as hereinafter defined.

                       (b)     Offer Notice.  Prior to making any Transfer that is subject to the terms of this 11.2, the Seller shall give to each other Member written notice (the “Offer Notice”) which shall include a copy of the Purchase Offer and an offer (the “Firm Offer”) to sell the Offered Interests to the other Members or to the Company (the “Offerees”) for the Offer Price, payable according to the same terms as (or more favorable terms than) those contained in the Purchase Offer, provided that the Firm Offer shall be made without regard to the requirement of any earnest money or similar deposit required of the Purchaser prior to closing, and without regard to any security (other than the Offered Interests) to be provided by the Purchaser for any deferred portion of the Offer Price.

                       (c)     Offer Period.  The Firm Offer shall be irrevocable for a period (the “Offer Period”) ending at 11:59 P.M., local time at the Company’s principal place of business, on the thirtieth (30th) day following the day of the Offer Notice.

                       (d)     Acceptance of Firm Offer.  At any time during the Offer Period, any Offeree may accept the Firm Offer as to all or any portion of the Offered Interests, by giving written notice of such acceptance to the Seller and each other Offeree, which notice shall indicate the maximum Percentage of Interests that such Offeree is willing to purchase.  In the event that Offerees (“Accepting Offerees”), in the aggregate, accept the Firm Offer with respect to all of the Offered Interests, or an amount which , when aggregated, would exceed the amount of the Offered Interests, the Firm Offer shall be deemed to be accepted and each Accepting Offeree shall be deemed to have accepted the Firm Offer as to that portion of the Offered Interests that corresponds to the ratio of the Interests that such Accepting Offeree indicated a willingness to purchase to the aggregate number of Interests all Accepting Offerees indicated a willingness to purchase.  If Offerees do not accept the Firm Offer as to all of the Offered Interests during the Offer Period, the Firm Offer shall be deemed to be rejected in its entirety.

                       (e)     Closing of Purchase Pursuant to Firm Offer.  In the event that the Firm Offer is accepted, the closing of the sale of the Offered Interests shall take place within thirty (30) days after the Firm Offer is accepted or, if later, the date of closing set forth in the Purchase Offer.  The Seller and all Accepting Offerees shall execute such documents and instruments as may be necessary or appropriate to effect the sale of the Offered Interests pursuant to the terms of the Firm Offer and this Article XI.

                       (f)     Sale Pursuant to Purchase Offer If Firm Offer Rejected.  If the Firm Offer is not accepted in the manner hereinabove provided, the Seller may sell the Offered Interests to the Purchaser at any time within sixty (60) days after the last day of the Offer Period, provided that such sale shall be made on terms no more favorable to the Purchaser than the terms contained in the Purchase Offer and provided further that such sale complies with other terms, conditions, and restrictions of this Agreement.  In the event that the Offered Interests is not sold in accordance with the terms of the preceding sentence, the Offered Interests shall again become subject to all of the conditions and restrictions of this 11.2.

          11.3     Effect of Purported Transfer.  Any purported Transfer in violation of Section 11.1 shall be null and void and shall not affect the beneficial ownership of an Interest.  Thus, the Member making the purported Transfer will retain the right to vote and the right to receive dividends and liquidation proceeds.  Additionally, if applicable, a Member making the purported Transfer shall continue to report the portion of income or loss allocated by the Company to the Member in accordance with the provisions of the Code then in effect.  Each Member agrees that any such Transfer or acquisition may and should be enjoined.

ARTICLE XII
DISSOLUTION

          12.1     Dissolution.  Dissolution of the Company will occur upon the happening of any of the following events (each, a “Dissolution Event”):

                       (a)     the unanimous consent of all of the Members;

                       (b)     the entry of a decree of judicial dissolution pursuant to Section 18-802 of the Act.

          12.2     Events Not Causing Dissolution.

                       (a)     To the maximum extent permitted by law, the Dissolution Events are the exclusive events that may cause the company to dissolve.  The bankruptcy (including any event of bankruptcy described in Section 18-304 of the Act), death, dissolution, liquidation, termination or adjudication of incompetence of a Member (each, a “Member Event”) shall not cause the termination or dissolution of the Company and, in any such event, the business of the Company shall automatically continue without any action on the part of the remaining Members until the Company is otherwise dissolved and terminated pursuant to the terms of this Agreement.

                       (b)     Upon the occurrence of a Member Event, the trustee, receiver, executor, administrator, committee, guardian or conservator of such Member shall have all the rights of such Member for the purpose of settling or managing its estate or property, but shall not be admitted as a Member except with the consent of the remaining Members in their sole discretion.  Any such trustee, receiver, executor, administrator, committee, guardian or conservator shall be deemed an assignee of the Member entitled to receive such distributions, to share in such profits and to receive such allocations of income, gain, loss, deduction, credit, tax preference and similar items to which the Member was entitled, but shall not be entitled to become a Member or to exercise any rights or powers of a Member, including without limitation any voting rights, with respect to such Membership Shares.  Any such assignee shall nevertheless be bound by the covenants of this Agreement applicable to Members, including without limitation the restrictions on Transfer and rights of first refusal.

ARTICLE XIII
LIQUIDATION

          13.1     Liquidation.  Upon dissolution of the Company, the Company will immediately proceed to wind up its affairs and liquidate.  The Liquidation of the Company will be accomplished in businesslike manner by such Person or Persons designated by the Members, which Person(s) shall be entitled to reasonable compensation therefor.  A reasonable time will be allowed for the orderly Liquidation of the Company and the discharge of liabilities to creditors so as to enable the Company to minimize any losses attendant upon Liquidation.  Any gain or loss on disposition of any Company assets in Liquidation will be allocated among the Members and credited or charged to the Member in accordance with the provisions of this Agreement.  Until the filing of a certificate of cancellation under Section 18-203 of the Act and without affecting the liability of Members and without imposing liability on the liquidating trustee, the Person or Persons conducting the liquidation may settle and close the Company’s business, prosecute and defend suits, dispose of its property, discharge or make provision for its liabilities, and make distributions in accordance with the priorities set forth in Section 14.2.

          13.2     Priority of Payment.  The assets of the Company will be distributed in Liquidation in the following order:

                      (a)     to creditors, including Members who are creditors, by the payment or provision for payment of the debts and liabilities of the Company and the expenses of Liquidation;

                       (b)     to the setting up of any reserves that are reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company; and

                       (c)     to the Members pro rata in proportion to the balances in the Capital Accounts.

          13.3     Timing.  Final distributions in Liquidation will be made as promptly as practicable.  Payments of distributions in Liquidation may be made to a liquidating trust established by the Company for the benefit of those entitled to payments under Section 14.2 in any manner consistent with this Agreement and the Act.

          13.4     Liquidating Reports.  A report will be submitted with each liquidating distribution to the Members, showing the collections, disbursements and distributions during the period which is subsequent to any previous report.  A final report, showing cumulative collections, disbursements and distributions, will be submitted upon completion of the liquidation process.

          13.5     Certificate of Cancellation.  Within ninety (90) days following the Dissolution of the Company and the commencement of winding up of its business, or at any other time there are no Members, the Company will file a certificate of cancellation (to cancel the Certificate of Formation) with the Secretary of State of the State of Delaware pursuant to the Act.  At such time, the Company will also file an application for withdrawal of its certificate of authority in any jurisdiction where it is qualified to do business.

          13.6     Deficit Capital Account.  Upon a liquidation of the Company, if any Member has a negative balance in his or her Capital Account (after giving effect to all contributions, distributions, allocations and other adjustments for all Fiscal Years, including the Fiscal Year in which such liquidation occurs), the Member shall have no obligation to make any Capital Contribution, and the negative balance of any Capital Account shall not be considered a debt owed by the Member to the Company or to any other person for any purpose.

          13.7     Nonrecourse to Other Members.  Except as provided by applicable law or as expressly provided in this Agreement, upon Dissolution, each Member shall receive a return of his or her Capital Contribution solely from the assets of the Company.  If the assets of the Company remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return any Capital Contribution of any Member, such Member shall have no recourse against any other Member.

ARTICLE XIV
BOOKS, RECORDS AND ACCOUNTINGS

          14.1     Books and Records.  The Company shall maintain records and accounts of all operations and expenditures of the Company.  The books and records shall be maintained in accordance with sound accounting practices and shall be appropriate and adequate for the Company’s business. At a minimum the Company shall keep at its principal place of business the following records:

                       (a)     a current list of the full name and last known business, residence or mailing address of each Member, both past and present;

                       (b)     a copy of the Certificate, together with executed copies of any powers of attorney pursuant to which any amendment has been executed;

                       (c)     copies of the Company’s federal, state and local income tax returns and reports, if any, for the three most recent years;

                       (d)     copies of the Company’s currently effective written Operating Agreement and all amendments thereto, copies of any writings permitted or required under the Act, and copies of any financial statements of the Company for the three most recent years;

                       (e)     minutes of every meeting of the Members and any consents obtained from Members for actions taken without a meeting; and

                       (f)     to the extent not contained in this Agreement, a statement that describes (i) the amount of cash and a description and statement of the agreed value of other Property or consideration contributed by each Member or that each Member has agreed to contribute in the future, (ii) the times at which or events on the occurrence of which any additional contributions agreed to be made by each Member, if any, are to be made and (iii) if agreed upon, the time at which or the events upon which the Company is to be dissolved and its affairs wound up.

          14.2     Reports.  Within 90 days after the end of each Fiscal Year of the Company, the Company shall furnish to each Member an annual report consisting of at least the following to the extent applicable:

                       (a)     a copy of the Company’s federal income tax return for that Fiscal Year;

                       (b)     profit and loss statements;

                       (c)     a balance sheet showing the Company’s financial position as of the end of that Fiscal Year; and

                       (d)     any additional information that the Members may require for the preparation of their individual federal and state income tax returns.

          In addition, if the Company indemnifies or advances expenses to a Member in connection with a proceeding by or in the right of the Company, the Company shall report the indemnification or advance in writing to the Members.

          14.3     Rights of Members; Inspection.  Each Member, shall have the right to receive the reports and information required to be provided by the Act, the Certificate or this Agreement.  Upon reasonable request, each Member, and any authorized representative of any Member, shall have the right, during ordinary business hours, to inspect and copy, at the requesting Member’s expense, the books and records that the Company is required to maintain and keep by the Act, the Certificate or this Agreement.

ARTICLE XV
TAX MATTERS

          15.1     Taxation of Company.  The Company shall be treated as a partnership for Federal income tax purposes, and shall elect to be characterized as a partnership under the check-the-box regulations by filing the appropriate form with its first income tax return.

          15.2     Federal Tax Returns.  The Company shall cause the Company’s accountant to prepare, at the expense of the Company, for each Fiscal Year (or part thereof), Federal tax returns in compliance with the provisions of the Code and any required state and local tax returns.

          15.3     Member Tax Return Information.  The Company, at its expense, shall cause to be delivered to each Member such information as shall be necessary (including a statement for that year of each Member’s share of net income, net losses and other items of the Company) for the preparation by the Members of their Federal, state and local income and other tax returns.

          15.4     Tax Matters Representative.

                       (a)     John Carter shall act as the Company’s initial “Tax Matters Representative” for purposes of the Code and shall have the power to manage and control, on behalf of the Company, any administrative proceeding at the Company level with the Internal Revenue Service relating to the determination of any item of Company income, gain, loss, deduction or credit for federal income tax purposes.

                       (b)     The Tax Matters Representative shall, within five (5) Business Days of the receipt of any notice from the Internal Revenue Service in any administrative proceeding at the Company level relating to the determination of any Company item of income, gain, loss, deduction or credit, mail a copy of such notice to each Member.

ARTICLE XVI
ADOPTION AND AMENDMENT

          This Agreement shall be adopted and be effective only upon execution by the Members. This Agreement and the Certificate may be amended, restated or modified from time to time by a Majority of the Members then entitled to vote, consent to or otherwise decide any matter submitted to the Members, as determined pursuant to this Agreement; provided that any amendment that would change Sections 3.1, 3.7 or 5.3, or change a required voting percentage for approval of any matter or a Member’s voting rights shall require unanimous approval.  No Member shall have any vested rights in this Agreement that may not be modified from time to time through an amendment to this Agreement.

ARTICLE XVII
MISCELLANEOUS

          17.1     Application of Delaware Law and Consent to Jurisdiction.  This Agreement, and the application or interpretation hereof, shall be governed exclusively by its terms and by the laws of Delaware, and specifically the Act, without regard to conflict of law rules.  Each Member hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York in the Borough of Manhattan and the federal courts of the  Southern District of New York with respect to litigation relating to any dispute arising out of this Agreement and consents to service of process by the mailing of copies to the Member by certified mail to the Member’s address as it appears on Schedule 1, as it may be amended from time to time by written notice from the Member.

          17.2     Construction.  Whenever required by the context in this Agreement, the singular number shall include the plural and vice versa, and any gender shall include the masculine, feminine and neuter genders.

          17.3     Counterparts; Facsimiles.  This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.  Facsimile signatures of the parties on this Agreement or any amendment of this Agreement shall be deemed original signatures, and each Member or other party shall forward the original signed version of such document promptly following facsimile transmission.

          17.4     Waiver of Partition.  Each Member specifically waives any direct or indirect right of partition such Member may have or may hereafter acquire that would enable such Member to cause any Company Property to be the subject of a suit for partition.

          17.5     Remedies for Breach.  Unless otherwise set forth herein, the rights and remedies of the Members set forth in this Agreement are neither mutually exclusive nor exclusive of any right or remedy provided by law, in equity or otherwise.  The Members agree that all legal remedies (such as monetary damages) as well as equitable remedies (such as specific performance) will be available for any breach or threatened breach of any provision of this Agreement.

          17.6     Costs.  If the Company or any Member retains counsel for the purpose of enforcing or preventing the breach or any threatened breach of any provision of this Agreement or for any other remedy relating to it, then the prevailing party will be entitled to be reimbursed by the nonprevailing party for all costs and expenses so incurred (including reasonable attorney’s fees, costs of bonds, and fees and expenses for expert witnesses).

          17.7     Execution of Additional Instruments.  Each Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to effectuate the purposes of this Agreement or comply with any laws, rules or regulations applicable to the Company.

          17.8     Headings.  The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

          17.9     Heirs, Successors and Assigns.  Each and all of the covenants, terms, provisions and agreements contained in this Agreement shall be binding upon and inure to the benefit of the parties and, to the extent permitted by this Agreement, their respective heirs, legal representatives and permitted successors and assigns.

          17.10     Notices and Consents, etc.  Any notice, demand or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been sufficiently given or served for all purposes if delivered to the party or to an executive officer of the party to which the same is directed or, if sent by registered or certified mail, postage and charges prepaid, addressed to the Member’s address, as shown in the records of the Company.

          17.11     Severability.  If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

          17.12     Waivers.  The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

          17.13     Entire Agreement.  The Certificate, this Agreement and any other document to be furnished pursuant to the provisions hereof embody the entire agreement and understanding of the parties as to the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings other than those expressly set forth or referred to in such documents. This Agreement and such documents supersede all prior agreements and understandings with respect to the subject matter hereof.

[This Page Intentionally Ends Here]

          IN WITNESS WHEREOF, the Members have executed this Agreement effective as of the date first set forth above.

Initial Members:

By: /s/ Napoleon Brandford, III

Napoleon Brandford, III, an individual

By: /s/ Suzanne F. Shank

Suzanne F. Shank, an individual

SIEBERT FINANCIAL CORP., a New York corporation

By: /s/ Muriel F. Siebert

Name: Muriel F. Siebert
Title: Chairwoman, CEO and President

Exhibit A

Supplemental Signature Page

          This Supplemental Signature Page to the Operating Agreement dated as of April 19, 2005, of SBS Financial Products Company LLC, a Delaware limited liability company (the “Agreement”), is executed, delivered and accepted as of the date set forth below.

          The undersigned is hereby designated as a Member under, and agrees to be bound by, the terms of the Agreement.

          Dated: ____________, 200__.

MEMBER:

Print Name:

ACCEPTED:

SBS Financial Products Company, LLC, Member

By:

Name:
Title:

By:

Suzanne F. Shank, Member

By:

Napoleon Brandford, III, Member

Schedule 1

CONTRIBUTIONS, ETC.

Initial Member and Address	Initial Capital Contribution	Initial Percentage Interest	Initial Number of Votes
Napoleon Brandford 1999 Harrison Street, Suite 2720 Oakland, California 94612	$400,000	33.33%	4,000

Suzanne Shank 660 Woodward Avenue, Suite 2450 Detroit, Michigan 48226	$400,000	33.33%	4,000

Siebert Financial Corp. 885 Third Avenue Suite 1720 New York, New York 100022	$400,000	33.33%	4,000

TOTAL	$1,200,000	100%	12,000